UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 23rd, 2009

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CALIBERT EXPLORATIONS, LTD.

 (Name of Small Business issuer in its charter)

                   Nevada                                        000-53346

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

2840 West Bay Drive, Suite 176,
Belleair Bluffs, Fl 33770

 (Address of principal executive offices)

                                                727-442-2600

(Registrant’s telephone number)

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                         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2009 Calibert Explorations, Ltd. (the “Registrant”) has entered into a Definitive Agreement to acquire the Assets of Megalink Global, Inc. of Belleair Bluffs Florida. Megalink Global, Inc. is engaged in a web based business of developing and marketing a free savings site for retail consumers.  The Definitive Agreement provides for the purchase of Megalink’s assets for 500,000 shares of the Company’s common stock, with Calibert remaining as the operating entity.

For all the terms and provisions of the Agreement, reference is hereby made to such Agreements annexed hereto as Exhibit 10.1,. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 5.01Changes in Control of Registrant.

On November 23, 2009 the registrant’s former president and director Andre Benard sold 3,000,000 of his shares in the Registrant. to incoming president and Director David Saltrelli.

 Item 8 01. Other Events

On November 23, 2009 it was determined that the Registrant’s offices be relocated to 2840 West Bay Drive, Suite 176, Belleair Bluffs, Fl 33770

On November 18, 2009 the Board of Directors of the registrant passed unanimously a resolution authorizing a forward split of the issued and outstanding common shares on a six to one (15 – 1) basis bringing the total common shares issued and outstanding to 77,400,000 common shares A copy of the minutes of the meeting is included in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

10.1 Definitive Agreement

99.1 Directors Resolution Share Spilt

99.2 Directors Resolution Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 2, 2009

CALIBERT EXPLORATIONS, LTD.

/s/ David Saltrelli

    David Saltrelli, President